[ASTA FUNDING, INC. LOGO]                                          Exhibit 99.1
NASDAQ: ASFI


                                         FOR IMMEDIATE RELEASE

CONTACT:
                                         Stephen D. Axelrod, CFA
Mitchell Cohen, CFO                      Andria Arena (Media)
ASTA FUNDING, INC.                       WOLFE AXELROD WEINBERGER ASSOC. LLC
(201) 567-5648                           (212) 370-4500; (212) 370-4505 (Fax)
                                         steve@wolfeaxelrod.com


                  ASTA FUNDING REPORTS RECORD THIRD QUARTER AND
                       NINE MONTHS REVENUES AND NET INCOME

                 -Company Purchased $1.3 Billion of Face Value
                Charged-Off Consumer Receivables in the Quarter-

ENGLEWOOD CLIFFS, NJ, AUGUST 9, 2006 -- ASTA FUNDING, INC., (NASDAQ: ASFI), A LEADING CONSUMER RECEIVABLE ASSET MANAGEMENT AND LIQUIDATION COMPANY, today reported record results for the three months and nine months ended June 30, 2006.

Net income for the three months ended June 30, 2006, rose 38% to a record $11,780,000, or $0.80 per diluted share, compared to $8,536,000, or $0.59 per diluted share, in the same prior year period. Total revenues for the three months ended June 30, 2006, were $26,426,000, an increase of 39% compared to revenues of $19,028,000 a year ago.

Net income for the nine months ended June 30, 2006 grew 46% to a record $32,195,000 or $2.20 per diluted share, from $21,992,000, or $1.53 per diluted share, for the same period a year earlier. Total revenues for the nine months ended June 30, 2006 were a record $71,515,000, an increase of 44% compared to revenues for the nine months ended June 30, 2005 of $49,520,000.

Mr. Gary Stern, President and Chief Executive Officer of Asta Funding, stated, "We are extremely pleased to report another record quarter. Our performance continues to prove the success of our business model. We continue to purchase attractively priced distressed consumer receivable portfolios for liquidation, despite a competitive pricing environment. While pricing is always paramount, we continue to believe that our business relationships and sound pricing has enabled us to find portfolios that meet our strict investing criteria. During the third quarter we purchased portfolios with a face amount of $1.3 billion at a cost of $34.2 million, bringing our aggregate purchases for the nine months to $3.7 billion, at prices that we believe will allow us to attain our desired financial returns."

Mr. Stern continued, "Our financial metrics remain strong with record cash collections in the quarter of $60.8 million, up significantly from the $43.5 million collected in the same quarter a year earlier. Stockholder's equity also continues to build and at June 30, 2006 was $176.4 million with the tangible book value at $12.82 per share, an increase of approximately 28% from June 30, 2005."

--------------------------------------------------------------------------------
                 210 Sylvan Avenue, Englewood Cliffs, NJ 07632
                       (201) 567-5648, (201) 567-2203 fax


Mr. Stern concluded, "We remain highly disciplined in our portfolio purchases and have the funds and credit resources to acquire portfolios as appropriate opportunities arise, especially given the Company's new $175 million credit facility. While we invested $155.4 million during the nine months, due to strong cash collections, our outstanding debt was only $65 million at the quarter's end. We continue to remain highly comfortable with our portfolio purchases and will continue to manage the business using the same successful formula that's worked in the past."

Asta Funding will conduct a teleconference today at 11:00 a.m. EDT. To participate please dial USA/Canada (888) 693-0944, International (706) 679-0662 about 5 -10 minutes prior to 11:00 am EDT. Please refer to the Asta Funding earnings teleconference ID 3841501. A recording of the conference call will be available from 2:00 pm EDT August 9th through August 16th, by dialing USA/Canada
(800) 642-1687, International (706) 645-9291, conference ID 3841501.

                         -------------------------------


Based in Englewood Cliffs, NJ, ASTA FUNDING, INC., is a leading consumer receivable asset management company that specializes in the purchase, management and liquidation of performing and non-performing consumer receivables. For additional information, please visit our website at http://www.astafunding.com.

Except for historical information contained herein, the matters set forth in this news release are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995.) Although Asta Funding, Inc. believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, there can be no assurance that its expectations will be realized. Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from Asta Funding, Inc.'s expectations. Factors that could contribute to such differences include those identified in Asta Funding, Inc.'s Form 10-K/A for the fiscal year ended September 30, 2005, and those described from time to time in Asta Funding, Inc.'s other filings with the Securities and Exchange Commission, news releases and other communications, including that Asta may not be able to purchase consumer receivable portfolios at favorable prices or on sufficiently favorable terms or at all. Asta Funding, Inc.'s reports with the Securities and Exchange Commission are available free of charge through its website at http://www.astafunding.com.



                                                             - TABLE TO FOLLOW -







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                       ASTA FUNDING, INC. AND SUBSIDIARIES

              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

                                   (UNAUDITED)





                                   Three Months Ended             Nine Months Ended
                                 6/30/06         6/30/05         6/30/06        6/30/05
                               -----------     -----------     -----------     -----------

Revenues:

Finance income                 $26,090,000     $19,028,000     $71,179,000     $49,520,000

Other income                       336,000            --           336,000            --
                               -----------     -----------     -----------     -----------
                                26,426,000      19,028,000      71,515,000      49,520,000

Expenses:

General and administrative       4,692,000       4,153,000      13,492,000      11,122,000

Interest                         1,249,000         512,000       3,214,000       1,415,000

Impairment                         675,000            --           675,000            --
                               -----------     -----------     -----------     -----------
                                 6,616,000       4,665,000      17,381,000      12,537,000

Income before income taxes      19,810,000      14,363,000      54,134,000      36,983,000

Income tax expense               8,030,000       5,827,000      21,939,000      14,991,000
                               -----------     -----------     -----------     -----------

Net income                     $11,780,000     $ 8,536,000     $32,195,000     $21,992,000
                               ===========     ===========     ===========     ===========

Net income per share:

Basic                          $      0.86     $      0.63     $      2.37     $      1.63
                               -----------     -----------     -----------     -----------

Diluted                        $      0.80     $      0.59     $      2.20     $      1.53
                               -----------     -----------     -----------     -----------

Weighted average number of
  shares outstanding:

Basic                           13,628,776      13,569,128      13,611,915      13,528,513
                               -----------     -----------     -----------     -----------

Diluted                         14,639,432      14,424,266      14,604,678      14,377,402
                               -----------     -----------     -----------     -----------

                       ASTA FUNDING, INC. AND SUBSIDIARIES

                   CCONDENSED CONSOLIDATED BALANCE SHEETS DATA


                                                                                6/30/06           9/30/05
                                                                              ------------     ------------
                                                                              (UNAUDITED)
                                 ASSETS
Cash                                                                          $  4,710,000     $  4,059,000
Consumer receivables acquired for liquidation                                  236,039,000      172,727,000
Due from third party collection agencies and attorneys                           1,738,000        1,425,000
Furniture and equipment, net                                                     1,123,000          989,000
Other assets                                                                     2,198,000          838,000
                                                                              ------------     ------------
          Total assets                                                        $245,808,000     $180,038,000
                                                                              ============     ============


                    LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
   Debt                                                                       $ 65,287,000     $ 29,285,000
   Other liabilities                                                             3,167,000        4,180,000
   Income taxes payable                                                            769,000        1,243,000
   Deferred income taxes                                                           153,000          153,000
                                                                              ------------     ------------

          Total liabilities                                                     69,376,000       34,861,000
                                                                              ------------     ------------

Stockholders' Equity
   Preferred stock, $.01 par value; authorized 5,000,000; issued and outstanding -- none
   Common stock, $.01 par value; authorized 30,000,000 shares; issued and outstanding -- 13,634,490 at June 30, 2006 and 13,595,324
     at September  30, 2005                                                        136,000          136,000
   Additional paid-in capital                                                   61,493,000       60,798,000
   Retained earnings                                                           114,803,000       84,243,000
                                                                              ------------     ------------

          Total stockholders' equity                                           176,432,000      145,177,000
                                                                              ------------     ------------

Total liabilities and stockholders' equity                                    $245,808,000     $180,038,000
                                                                              ============     ============



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